Exhibit 5.1

BOSTON    CONNECTICUT    NEW JERSEY    NEW YORK    WASHINGTON, DC

DAY PITNEY LLP
ATTORNEYS AT LAW

One Jefferson Road
Parsippany, New Jersey 07054

January 22, 2014

1st Constitution Bancorp
2650 Route 130
P.O. Box 634
Cranbury, New Jersey 08512

Re:	Merger of Rumson-Fair Haven Bank & Trust Company with and into 1st Constitution Bancorp’s Primary Subsidiary, 1st Constitution Bank

We have acted as counsel to 1st Constitution Bancorp (“1st Constitution”) in connection with its proposed issuance of shares of its common stock, no par value (the “Common Stock”), pursuant to the Agreement and Plan of Merger, dated as of August 14, 2013, by and between 1st Constitution, 1st Constitution Bank, and Rumson-Fair Haven Bank and Trust Company, as amended.  The Common Stock is being registered pursuant to a Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the “SEC”) on the date hereof (the “Registration Statement”).

We have examined originals, or copies certified or otherwise identified to our satisfaction, of 1st Constitution’s Certificate of Incorporation and By-laws, each as amended and as currently in effect, relevant resolutions of the Board of Directors of 1st Constitution and 1st Constitution Bank, and such other documents as we have deemed necessary in order to express the opinion hereinafter set forth.

Based on the foregoing and assuming that the Registration Statement has been declared effective under the Securities Act of 1933, as amended (the “Securities Act”), we are of the opinion that when issued as described in the Registration Statement, including the Prospectus relating to the Common Stock (the “Prospectus”), the Common Stock will be legally issued, fully paid and non-assessable.

We consent to use of this opinion as an Exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Prospectus.  In giving such consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ Day Pitney LLP

Day Pitney LLP